Exhibit 99.2

Investor Relations: Capgemini: Vincent Biraud Tel.: + 33 1 47 54 50 87 IGATE: Salil Ravindran Tel.: + 1 510 298 8400	Press Relations: Capgemini: Christel Lerouge Tel.: +33 1 47 54 50 71 IGATE: Srinivas Kandula Tel.: +1 510 754 8995

Capgemini to acquire IGATE

North America becomes the largest region of the Group with this major acquisition

•	North America to represent 30% of the Group’s estimated combined revenues of €12.5bn in 2015

•	Enhances Capgemini’s competitiveness across all regions and broadens its offerings in key verticals

•	Global delivery centers headcount to cross the 100,000 employees mark in 2015 competing on par with the best industry leaders

•	Provides a global reach and a wider offering portfolio for IGATE’s clients and new perspectives for its employees

•	Strengthens the economic model of the Group through revenue synergies and efficiency gains

•	Financially attractive: normalized EPS accretion of at least 12% in 2016 and 16% in 2017

Paris and Bridgewater, New Jersey, April 27th 2015 – Capgemini and IGATE today announced that they have entered into a definitive merger agreement under which Capgemini will acquire IGATE for a cash consideration of $48 per share. The transaction will amount to $4.0 billion and is expected to be immediately accretive to Capgemini’s normalized Earnings Per Share (EPS)1. The merger agreement has been approved unanimously by both Capgemini’s and IGATE’s Board of Directors. The transaction has also been approved by the written consent of shareholders holding a majority of IGATE’s shares.

IGATE is a prominent US-listed technology and services company headquartered in New Jersey with 2014 revenues of $1.3 billion, double-digit growth and a 19% operating margin2. North America is IGATE’s largest market representing 79% of revenues in 2014 followed by Europe (14%) and Asia-Pacific (7%). IGATE strengthens Capgemini’s key businesses in application and infrastructure services as well as BPO and engineering services. Moreover, the transaction enriches Capgemini’s portfolio with new flagship clients such as General Electric and Royal Bank of Canada.

This transaction would lead to a group with an estimated combined revenue of €12.5 billion in 2015, an operating margin above 10% and around 190,000 employees. The combined Group will pass the 100,000 employees landmark in its Rightshore® delivery centers in 2015.

[1]	Adjusted for the impact of restructuring costs and amortization of intangible assets acquired through business combinations net of tax
[2]	Operating margin excluding share based compensation charge of $17M

This transaction fulfills one of the essential components of Capgemini’s strategy in expanding its presence in the North American market.

Scaling up in North America

Growing its presence in North America, by far the largest and most innovative technology and services market in the world, is at the top of the Group’s strategic agenda. The combination of IGATE and Capgemini increases the Group’s revenues in the region by 33% to an estimated $4 billion, making North America its first market with approximately 30% of the pro-forma combined revenues in 2015. An estimated 50,000 employees will be servicing Capgemini’s North American clients.

Reinforcing sector expertise notably in financial services

With its established position in the financial services sector (42% of revenues), IGATE brings an attractive portfolio of major clients complementary to those of Capgemini. This transaction also reinforces Capgemini’s position in the retail, manufacturing and healthcare sectors, and prompts a faster transition to platform-based solutions.

Enlarging capabilities and offering portfolio

In addition to its experience in applications services, IGATE has complementary capabilities in Infrastructure services (3,000 FTEs), Vertical BPO (3,500 FTEs) and Engineering services (3,500 FTEs). Moreover, its intellectual property offerings such as IDMS in analytics present a high growth and margin potential.

Enhancing the Group’s competitiveness

The transaction broadens Capgemini’s industrialized delivery model globally increasing the Group’s competitiveness in all regions. Capgemini will leverage IGATE know-how to accelerate the “People supply chain” transformation.

Strengthening the economic model

The combination of IGATE and Capgemini provides cross selling revenue synergies of $100-150M and annual efficiency gains estimated at $75-105M to be achieved within 3 years.

Straightforward integration

Building on both companies previous experiences of integrating acquisitions and a strong cultural fit, the integration is expected to be smooth. The new organization will be in place within 3 months of closing and the integration is expected to be completed within 9 months.

Financially compelling transaction

In addition to attractive synergies and a favorable financing environment, the transaction will accelerate the use of Capgemini’s tax loss carry forward in North America, resulting in an accretion to normalized EPS of at least +12% in 2016 and +16% in 2017.

Paul Hermelin, Chairman and CEO of Capgemini, said: “I am very pleased to announce a very important transaction in Capgemini’s history. IGATE is a leading company that perfectly fits our strategic ambition. It will give us a new status on the American market, and take further our industrialization journey to offer ever more competitive services to our clients. This will also give to the Group’s Indian operations a new scale, allowing us to compete on par with the best US-based and Indian-based companies. I am glad to welcome new talents and leaders to our Group, who share our convictions and professional culture.”

Ashok Trivedi, Co-Founder and Co-Chairman of IGATE said: “We are pleased to have found a great partner for the business and are confident that our employees and customers will benefit from the enhanced service offerings and resources available to them at Capgemini.”

Sunil Wadhwani, Co-Founder and Co-Chairman of IGATE said: “We are gratified that the company we founded over 25 years ago has developed into a global enterprise with over 30,000 employees, a trusted partner to over 250 clients, a market value of over $4 billion, and one of the most respected brands in the IT industry.”

Ashok Vemuri, CEO of IGATE said: “In Capgemini, we have found a partner that will advance our ability to innovate and build industry solutions that will enhance the value proposition we bring to our clients. In addition, this powerful combination will provide exciting opportunities for our employees to expand their capabilities.”

Transaction highlights

The contemplated transaction will consist in a one-step cash merger between IGATE Corporation and a subsidiary of Capgemini North America Inc. The merger has been approved by the written consent of IGATE Corporation shareholders representing approximately 54% of the capital (subject to a 30-day fiduciary out period during which IGATE Corporation could accept a superior proposal).

The merger is subject to the customary closing conditions, including regulatory approvals. The transaction is expected to close in the second half of 2015.

This transaction will be financed through a combination of:

•	own cash

•	equity portion translating into a dilution not to exceed 6% of Capgemini share capital

•	straight debt for the remaining portion.

About IGATE

IGATE is a global leader in providing integrated technology and operations-based solutions, headquartered in Bridgewater, New Jersey. As a trusted partner to corporations in North America, Europe and Asia Pacific, IGATE provides solutions to clients’ business challenges by leveraging its technology and process capabilities, underwritten by an understanding of domain and industry imperatives. With revenues of US$ 1.3 billion, and a global employee talent capital of over 33,000, IGATE offers productized applications and platforms that provide the necessary competitive and innovation edge to clients across industries, through a combination of speed, agility and imagination. IGATE is listed on NASDAQ under the symbol IGTE.

More information on: www.igate.com

About Capgemini

With more than 145,000 people in over 40 countries, Capgemini is one of the world’s foremost providers of consulting, technology and outsourcing services. The Group reported 2014 global revenues of EUR 10.573 billion. Together with its clients, Capgemini creates and delivers business and technology solutions that fit their needs and drive the results they want. A deeply multicultural organization, Capgemini has developed its own way of working, the Collaborative Business ExperienceTM, and draws on Rightshore®, its worldwide delivery model.

Learn more about us at www.capgemini.com

Rightshore® is a trademark belonging to Capgemini

ANALYST INVESTOR CALL: 8:00 CET (PARIS)

Participant to call the dial-in:

Standard International: +44 (0) 1452 589509

Toll-free local UK: 0800 694 5723

Toll-free local FRANCE: 0805 11 09 81

Toll-free local US: 1 866 434 1115

Participant Conference ID to be provided: 36490546

Replay

Dial In Numbers:

Standard International: +44 (0) 1452 550000

Toll-free local UK: 0800 953 1533

Local FRANCE: 0805 11 13 37

Local US: 1 866 247 4222

NORTH AMERICA ANALYST INVESTOR CALL 14:00 CET (PARIS)

Participant to call the dial-in:

Standard International: +44 (0) 1452 589509

Toll-free local UK: 0800 694 5723

Toll-free local FRANCE: 0805 11 09 81

Toll-free local US: 1 866 434 1115

Participant Conference ID to be provided: 36538501

Replay

Dial In Numbers:

Standard International: +44 (0) 1452 550000

Toll-free local UK: 0800 953 1533

Local FRANCE: 0805 11 13 37

Local US: 1 866 247 4222

Dedicated calls and conferences for media and market analysts are also organized.

Cautionary Statement Regarding Forward-Looking Statements

This report and IGATE’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,”, “intends”, “expects,” “anticipates,”, “estimates”, “predicts”, “believes,” “estimates”, “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” or similar expressions and include IGATE’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s current views and assumptions regarding future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond IGATE’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results or events to differ from such statements include, but are not limited to:

the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies,

•	the risk that a closing condition to the proposed Merger may not be satisfied,

•	the ability of IGATE to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed Merger, and

•	other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in IGATE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 9, 2015, as well as the Information Statement to be filed by IGATE.

These forward-looking statements speak only as of their dates. Neither IGATE nor Capgemini undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving IGATE and Capgemini. IGATE will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger. When completed, a definitive information statement will be mailed to IGATE’s stockholders. IGATE and Capgemini may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or through our investor relations website at www.igate.com or from IGATE by directing a request by mail or telephone to 100 Somerset Corporate Blvd, Bridgewater, NJ 08807, Attention: Investor Relations, or (510) 896-3007.